Welcome to First Watch Supplemental Information Q2 2022

2 Forward-Looking Statements In addition to historical information, this presentation may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch Restaurant Group, Inc.’s (“First Watch”) possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this presentation are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Except as may be required by law, First Watch expressly disclaims any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of the most recent earnings release reflected in this presentation or to reflect the occurrence of unanticipated events. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: adverse effects of the COVID-19 pandemic or other infectious diseases; uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 and our subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. Non-GAAP Financial Measures (Unaudited) To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use certain non-GAAP financial measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

3 We are First Watch. We’re the leaders of the Daytime Dining category – a segment comprised of chef-driven concepts operating exclusively during daytime hours. That’s right… Our performance and successes are achieved during one 7½- hour shift, from 7 a.m. to 2:30 p.m. We serve made-to-order breakfast, brunch and lunch using fresh ingredients, and our culture is built around a simple, people-focused mission: “You First.” Our elevated offering capitalizes on three long-term consumer trends: the growing morning meal occasion, an increasing demand for fresh, healthy food and the heightened importance of on-demand dining. We serve a broad mix of customers of diverse backgrounds, from millennials to baby boomers. Since 1983, we have delivered sales and unit growth as a result of our broad brand appeal. At the end of the second quarter, we operated 449 system-wide restaurants in 28 states, and we believe we’re just getting started. GOOD MORNING!

Q2 2022 Performance and Commentary

SLIDE TITLE GOES HERE “Our second quarter performance reaffirms First Watch as one of the most consistent, best-performing concepts in the restaurant industry. We once again achieved impressive results, with system- wide sales increasing 20.0% and same-restaurant sales increasing 13.4%, inclusive of an 8.1% increase in same-restaurant traffic year-over-year. As we look ahead, we intend to continue driving profitable growth while investing further in both our new restaurant development and our people.” Chris Tomasso, CEO and President, on First Watch’s Q2 Results 6

A TASTE OF Q2

Spring Seasonal Menu | March 21 – May 29



SHRIMP & GRITS

Our take on this Lowcountry classic features sautéed shrimp and Cajun andouille sausage reduced with chicken stock, house-roasted tomatoes, onion, green peppers and scallions, served over Bob's Red Mill Cheddar Parmesan cheese grits, with artisan ciabatta toast.



CRAB CAKE BENEDICT

Crispy crab cakes topped with two cage-free poached eggs with sautéed baby spinach and house-made pico de gallo, covered with sriracha hollandaise and garnished with scallions and Old Bay seasoning. Served with lightly dressed organic mixed greens.



CHORIZO SUNRISE SANDWICH

A cage-free over-easy egg with two griddled chorizo sausage patties, melted Monterey Jack cheese, fresh smashed avocado, Cholula® and house-made pico de gallo on a grilled brioche bun. Served with lightly dressed organic mixed greens.



PINEAPPLE EXPRESS

Pineapple, orange, coconut water, lime, agave and a mint crystal rim.

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A TASTE OF Q2

Summer Seasonal Menu | June 6 – Aug. 14



BARBACOA QUESADILLA BENEDICT

Two barbacoa quesadillas prepared quesabirria-style, topped with poached cage-free eggs and covered with our Vera Cruz hollandaise, ranchero sauce and scallions. Served with seasoned black beans topped with housemade pico de gallo.



HACIENDA HASH

Chorizo, red bell pepper and potato hash topped with two cage-free eggs any style, Cheddar and Monterey Jack, spicy ketchup, lime crema drizzle, fresh smashed avocado and scallions.



BLUEBERRY MUFFIN TOP GRIDDLE CAKES

Three house-baked, butter-griddled blueberry and cinnamon streusel muffin tops, topped with warm mixed berry compote, fresh blueberries, strawberries, blackberries, housemade granola and powdered cinnamon sugar.



WATERMELON WAKE-UP

Watermelon, pineapple, lime and mint.

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Outlook for Fiscal Year 2022: As a result of continuous strong financial results, the Company raises certain of its fiscal year 2022 guidance: • Total revenue growth of approximately 20.0% relative to 2021 • Adjusted EBITDA**** in the range of $70.0 million to $72.0 million • Same-restaurant sales growth in the range of 13.0% to 15.0% with continued positive traffic The Company confirms certain of its previous fiscal 2022 guidance: • Capital expenditures in the range of $60.0 million to $70.0 million invested primarily in new restaurant projects, planned remodels and new in-restaurant technology • 30 to 35 new company-owned restaurants and 8 to 13 new franchise-owned restaurants • Blended tax rate of 33.0% to 34.0% 9 Q2 2022 HIGHLIGHTS & 2022 OUTLOOK Highlights for Q2 2022 compared to Q2 2021*: • System-wide sales increased 20.0% to $231.2 million in Q2 2022 from $192.6 million in Q2 2021 • Total revenues increased 19.8% to $184.5 million in Q2 2022 from $154.0 million in Q2 2021 • Same-restaurant sales growth of 13.4% (30.2% relative to Q2 2019**) • Same-restaurant traffic growth of 8.1% (7.4% relative to Q2 2019**) • Income from operations margin of 2.8% in Q2 2022 compared to 8.1% in Q2 2021 • Restaurant level operating profit margin*** of 18.2% in Q2 2022 compared to 22.5% in Q2 2021 • Net income of $2.7 million, or $0.05 per diluted share, in Q2 2022 compared to Net income of $3.8 million, or $0.08 per diluted share in Q2 2021 • Adjusted EBITDA*** of $17.8 million in Q2 2022 compared to $22.2 million in Q2 2021 • Opened 9 system-wide restaurants (5 company-owned and 4 franchise-owned) across 7 states, resulting in a total of 449 system-wide restaurants (350 company-owned and 99 franchise-owned) across 28 states ___________________________ * Thirteen weeks ended June 27, 2021 (“Q2 2021”) ** Comparison to the thirteen weeks ended June 30, 2019 (“Q2 2019”) is presented for enhanced comparability due to the econom ic impact of COVID-19 *** See “Non-GAAP Financial Measures” in the appendix **** We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Consolidated Statements of Operations and Comprehensive Income (Loss)

The following table summarizes our results of operations and the percentages of items in our Consolidated Statements of Operations and Comprehensive Income (Loss) in relation to Total revenues or, where indicated, Restaurant sales for fiscal years 2019, 2020, 2021 and the first two quarters of 2021 and 2022:

	THIRTEEN WEEKS ENDED				TWENTY-SIX WEEKS ENDED				FISCAL YEAR					
(dollars in thousands)	June 26, 2022		June 27, 2021		June 26, 2022		June 27, 2021		2021		2020		2019	
Revenues														
Restaurant sales	$181,682	98.5%	$151,688	98.5%	$352,351	98.5%	$277,054	98.5%	$592,343	98.5%	$337,433	98.6%	$429,309	98.4%
Franchise revenues	2,771	1.5%	2,275	1.5%	5,214	1.5%	4,078	1.5%	8,850	1.5%	4,955	1.4%	7,064	1.6%
Total revenues	184,453	100.0%	153,963	100.0%	357,565	100.0%	281,132	100.0%	601,193	100.0%	342,388	100.0%	436,373	100.0%
Operating costs and expenses														
Restaurant operating expenses (1)														
(exclusive of depreciation and amortization shown below):														
Food and beverage costs	45,219	24.9%	33,596	22.1%	84,622	24.0%	60,512	21.8%	134,201	22.7%	76,975	22.8%	100,689	23.5%
Labor and other related expenses	58,687	32.3%	45,950	30.3%	113,829	32.3%	85,999	31.0%	189,167	31.9%	120,380	35.7%	148,537	34.6%
Other restaurant operating expenses	28,759	15.8%	23,423	15.4%	56,076	15.9%	45,443	16.4%	94,847	16.0%	61,821	18.3%	55,573	12.9%
Occupancy expenses	14,844	8.2%	13,765	9.1%	29,227	8.3%	27,066	9.8%	55,433	9.4%	49,450	14.7%	44,165	10.3%
Pre-opening expenses	1,094	0.6%	899	0.6%	2,079	0.6%	2,063	0.7%	3,310	0.6%	3,880	1.1%	5,815	1.4%
General and administrative expenses	21,942	11.9%	15,388	10.0%	41,505	11.6%	27,341	9.7%	70,388	11.7%	46,322	13.5%	55,818	12.8%
Depreciation and amortization	8,400	4.6%	7,976	5.2%	16,623	4.6%	15,762	5.6%	32,379	5.4%	30,725	9.0%	28,027	6.4%
Impairments and loss on disposal of assets	155	0.1%	39	-	234	0.1%	163	0.1%	381	0.1%	315	0.1%	33,596	7.7%
Transaction expenses (income), net	300	0.2%	615	0.4%	557	0.2%	626	0.2%	(1,156)	(0.2%)	(258)	(0.1%)	1,709	0.4%
Total operating costs and expenses	179,400	97.3%	141,651	92.0%	344,752	96.4%	264,975	94.3%	578,950	96.3%	389,610	113.8%	473,929	108.6%
Income (Loss) from operations (1)	5,053	2.8%	12,312	8.1%	12,813	3.6%	16,157	5.8%	22,243	3.8%	(47,222)	(14.0%)	(37,556)	(8.7%)
Interest expense	(1,126)	(0.6%)	(6,289)	(4.1%)	(2,132)	(0.6%)	(12,605)	(4.5%)	(20,099)	(3.3%)	(22,815)	(6.7%)	(20,080)	(4.6%)
Other income (expense), net	116	0.1%	67	-	279	0.1%	321	0.1%	(1,774)	(0.3%)	483	0.1%	(255)	(0.1%)
Income (Loss) before income taxes	4,043	2.2%	6,090	4.0%	10,960	3.1%	3,873	1.4%	370	0.1%	(69,554)	(20.3%)	(57,891)	(13.3%)
Income tax (expense) benefit	(1,336)	(0.7%)	(2,285)	(1.5%)	(3,613)	(1.0%)	(2,110)	(0.8%)	(2,477)	(0.4%)	19,873	5.8%	12,419	2.8%
Net income (loss) and total comprehensive income (loss)	$2,707	1.5%	$3,805	2.5%	$7,347	2.1%	$1,763	0.6%	($2,107)	(0.4%)	($49,681)	(14.5%)	($45,472)	(10.4%)

(1) Percentages are calculated as a percentage of restaurant sales.

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Selected Operating Data

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021	2021	2020	2019
System-wide sales (in thousands)	$231,236	$192,632	$445,357	$350,596	$750,674	$426,303	$558,397
System-wide restaurants	449	423	449	423	435	409	368
Company-owned	350	335	350	335	341	321	299
Franchise-owned	99	88	99	88	94	88	69
Same-restaurant sales growth	13.4%	403.5%	19.7%	95.9%	63.0%	(29.0%)	5.6%
Same-restaurant traffic growth	8.1%	360.9%	14.4%	76.3%	52.6%	(33.9%)	1.6%
Average Unit Volume [(1)]					$1,786	$1,119	$1,594
Income (Loss) from operations (in thousands)	$5,053	$12,312	$12,813	$16,157	$22,243	($47,222)	($37,556)
Income (Loss) from operations margin	2.8%	8.1%	3.6%	5.8%	3.8%	(14.0%)	(8.7%)
Restaurant level operating profit (in thousands) [(2)]	$33,079	$34,066	$66,518	$55,990	$115,404	$28,236	$74,530
Restaurant level operating profit margin [(2)]	18.2%	22.5%	18.9%	20.2%	19.5%	8.4%	17.4%
Net income (loss) (in thousands)	$2,707	$3,805	$7,347	$1,763	($2,107)	($49,681)	($45,472)
Net income (loss) margin	1.5%	2.5%	2.1%	0.6%	(0.4%)	(14.5%)	(10.4%)
Adjusted EBITDA (in thousands) [(3)]	$17,789	$22,200	$37,153	$35,182	$66,301	($5,744)	$38,099
Adjusted EBITDA margin [(3)]	9.6%	14.4%	10.4%	12.5%	11.0%	(1.7%)	8.7%

(1) Average unit volume presented for comparable restaurant base on an annual basis only.
(2) Reconciliations from Income (Loss) from operations and Income (Loss) from operations margin, the most comparable GAAP measures to Restaurant level operating profit and Restaurant level operating profit margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.
(3) Reconciliations from Net income (loss) and Net income (loss) margin, the most comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, are set forth in the schedules within the "Non-GAAP Financial Measures" section.

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APPENDIX

HISTORICAL DATA

Same-Restaurant Sales & Traffic Growth

	2019					2020					2021					2022		
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Same-Restaurant Sales Growth	6.3%	6.2%	5.1%	4.6%	5.6%	(10.7%)	(75.9%)	(17.2%)	(11.3%)	(29.0%)	14.1%	403.5%	46.2%	36.7%	63.0%	27.2%	13.4%	19.7%
Same-Restaurant Traffic Growth	3.0%	2.4%	0.6%	0.2%	1.6%	(14.2%)	(77.2%)	(24.3%)	(19.1%)	(33.9%)	2.2%	360.9%	40.1%	31.9%	52.6%	21.9%	8.1%	14.4%
Comparable Restaurant Base	168	168	168	168	168	212	212	212	212	212	270	270	270	269	269	305	304	304

Same-Restaurant Sales & Traffic Growth vs. 2019*

	2021 vs. 2019					2022 vs. 2019		
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Same-Restaurant Sales Growth	0.5%	16.3%	19.7%	20.6%	14.3%	26.1%	30.2%	28.1%
Same-Restaurant Traffic Growth	(13.6%)	1.0%	4.8%	6.1%	(0.5%)	3.4%	7.4%	5.5%
Comparable Restaurant Base	211	211	211	210	210	209	208	208

* Comparison to 2019 is presented for enhanced comparability due to the economic impact of COVID-19.

Pre-opening Expenses**

	2019					2020					2021					2022		
(in thousands)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
Other restaurant operating expenses	$ 1,143	$ 1,037	$ 938	$ 711	$ 3,829	$ 976	$ 37	$ 686	$ 256	$ 1,955	$ 724	$ 649	$ 280	$ 402	$ 2,055	$ 648	$ 563	$ 1,211
Occupancy expenses	550	415	441	580	1,986	522	541	422	440	1,925	440	250	230	335	1,255	337	531	868
Total Pre-opening expenses	$ 1,693	$ 1,452	$ 1,379	$ 1,291	$ 5,815	$ 1,498	$ 578	$ 1,108	$ 696	$ 3,880	$ 1,164	$ 899	$ 510	$ 737	$ 3,310	$ 985	$ 1,094	$ 2,079

** Pre-opening expenses are presented in one line item on the Consolidated Statements of Operations and Comprehensive Income (Loss)

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NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The following tables reconcile Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
(dollars in thousands)	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021	2021	2020	2019
Net income (loss)	$2,707	$3,805	$7,347	$1,763	($2,107)	($49,681)	($45,472)
Depreciation and amortization	8,400	7,976	16,623	15,762	32,379	30,725	28,027
Interest expense	1,126	6,289	2,132	12,605	20,099	22,815	20,080
Income taxes	1,336	2,285	3,613	2,110	2,477	(19,873)	(12,419)
EBITDA	13,569	20,355	29,715	32,240	52,848	(16,014)	(9,784)
IPO-readiness and strategic transition costs (1)	721	700	1,171	1,179	2,402	4,247	10,012
Stock-based compensation (2)	2,808	187	5,102	316	8,596	750	1,160
Loss on extinguishment of debt	-	-	-	-	2,403	-	-
Transaction expenses (income), net (3)	300	615	557	626	(1,156)	(258)	1,709
Impairments and loss on disposal of assets (4)	155	39	234	163	381	315	33,596
Recruiting and relocation costs (5)	143	141	219	182	351	228	1,081
Severance costs	93	-	155	265	265	239	325
COVID-19 related charges (6)	-	163	-	211	211	4,749	-
Adjusted EBITDA	$17,789	$22,200	$37,153	$35,182	$66,301	($5,744)	$38,099
Total revenues	$184,453	$153,963	$357,565	$281,132	$601,193	$342,388	$436,373
Net income (loss) margin	1.5%	2.5%	2.1%	0.6%	(0.4%)	(14.5%)	(10.4%)
Adjusted EBITDA margin	9.6%	14.4%	10.4%	12.5%	11.0%	(1.7%)	8.7%
Additional information							
Deferred rent expense (income) (7)	$651	($808)	$1,231	($1,807)	($2,011)	$10,087	$4,272

(1) Represents costs related to the assessment and redesign of our systems and processes. In 2021, the costs also include information technology support and external professional service costs incurred in connection with IPO-readiness efforts.
(2) Represents non-cash, stock-based compensation expense.
(3) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (v) costs related to restaurant closures.
(4) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(5) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes.
(6) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(7) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

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NON-GAAP FINANCIAL MEASURES

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin, respectively, for the periods indicated.

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR		
(dollars in thousands)	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021	2021	2020	2019
Income (Loss) from operations	$5,053	$12,312	$12,813	$16,157	$22,243	($47,222)	($37,556)
Less: Franchise revenues	(2,771)	(2,275)	(5,214)	(4,078)	(8,850)	(4,955)	(7,064)
Add:							
General and administrative expenses	21,942	15,388	41,505	27,341	70,388	46,322	55,818
Depreciation and amortization	8,400	7,976	16,623	15,762	32,379	30,725	28,027
Transaction expenses (income), net (1)	300	615	557	626	(1,156)	(258)	1,709
Impairments and loss on disposal of assets (2)	155	39	234	163	381	315	33,596
COVID-19 related charges (3)	-	11	-	19	19	3,309	-
Restaurant level operating profit	$33,079	$34,066	$66,518	$55,990	$115,404	$28,236	$74,530
Restaurant sales	$181,682	$151,688	$352,351	$277,054	$592,343	$337,433	$429,309
Income (Loss) from operations margin	2.8%	8.1%	3.6%	5.8%	3.8%	(14.0%)	(8.7%)
Restaurant level operating profit margin	18.2%	22.5%	18.9%	20.2%	19.5%	8.4%	17.4%
Additional information							
Deferred rent expense (income) (4)	$601	($796)	$1,131	($1,734)	($2,075)	$10,029	$4,256

(1) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (v) costs related to restaurant closures.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(4) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

15

16 The following definitions apply to these terms as used in this presentation: Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA margin: a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of total revenues. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Restaurant level operating profit: a non-GAAP financial measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance. Restaurant level operating profit margin: a non-GAAP financial measure, is defined as Restaurant level operating profit as a percentage of restaurant sales. Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the Comparable Restaurant Base. Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue. DEFINITIONS

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